Exhibit 99

Sypris Reports Third Quarter Results

SALES, GROSS PROFIT AND BACKLOG UP; 2022 OUTLOOK: REVENUE UP 25%

LOUISVILLE, Ky.--(BUSINESS WIRE)--November 10, 2021--Sypris Solutions, Inc. (Nasdaq/GM: SYPR) today reported financial results for its third quarter ended October 3, 2021.

HIGHLIGHTS

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  Revenue for the third quarter increased 15.9% year-over-year, driven by the 38.3% expansion of shipments at Sypris Technologies, despite the impact of material shortages and supply chain challenges.
  Gross profit increased 12.4% year-over-year, reflecting the 14.5% growth at Sypris Electronics and 10.6% increase for Sypris Technologies. Gross margin increased 460 basis points to 20.8% for Sypris Electronics, while gross margin for Sypris Technologies declined to 12.6% reflecting mix and expenses incurred to increase capacity.
  Backlog for Sypris Electronics increased 24.0% year-over-year and 51.3% year-to-date on the strength of orders in the first nine months of 2021. Similarly, backlog for the energy products of Sypris Technologies increased 38.8% year-over-year and 59.6% year-to-date.
  Sypris Electronics announced a number of important contract awards during the quarter, including the following:
    A contract to manufacture and test embedded circuit card assemblies that will perform certain Cryptographic functions for the Army Key Management System, with production to begin before year-end; and
    A contract to produce and test multiple power supply modules for the upgrade of the electronic warfare suite of certain U.S. fighter jets. The system will deliver fully integrated radar warning, situational awareness, geolocation and self-protection capabilities. Production is expected to begin during the first quarter of 2022.
  The Company updated its full-year outlook for 2021, with revenue now expected to increase 20-25% year-over-year, down from prior guidance due to supply chain challenges. Gross margin is expected to expand 400-500 basis points year-over-year in the fourth quarter and contribute to strong double-digit percentage growth in cash flow generated from operations for the full year.
  The outlook for 2022 remains quite positive, reflecting the continued momentum of new contract awards and strong demand across many of the Company’s markets. Revenue for 2022 is forecast to increase 25%, gross margins are expected to expand 200 basis points, and cash flow from operations is forecast to increase materially year-over-year.

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“Both operating segments reported gross profit growth for the quarter, contributing to a strong performance for the Company and positioning the business for further progress. Backlog for Sypris Electronics is up 24.0% from the third quarter of 2020 and up 51.3% since the beginning of the year, while the OEM backlog of Class 8 commercial vehicles is estimated to be up 210% year-over-year,” commented Jeffrey T. Gill, President and Chief Executive Officer.

“Backlog for Sypris Electronics in 2021 remains at its highest point in over a decade, with deliveries now scheduled well into 2023. While shipments during the quarter were impacted by the delayed receipt of material necessary to complete the build of certain products, we expect shipments from our recent contract wins to begin to contribute to revenue in the fourth quarter and provide meaningful growth in the top line going forward. In support of the expected increase in shipments, we secured customer funding for certain key programs to partially fund an increase in our inventories which should help to minimize production disruptions arising from supply chain constraints over the term of the related contracts.

“Demand from customers serving the automotive, commercial vehicle, sport utility, and off-highway markets remains strong, although our revised guidance is primarily driven by customer production levels that are lower than what we had previously anticipated. Freight demand is currently overwhelming industry capacity, with supply chain constraints currently dictating OEM production levels, which is flowing down and impacting demand for our products. Although the near-term outlook remains constrained, we have a clear path to capitalize on our growth objectives going forward as the various challenges facing this industry begin to subside.

“As we discussed on our previous earnings call, activity levels in the oil and gas industry remained challenging during the first nine months of 2021. However, steadily improving commodity prices, gradually reopening economies and increasing pipeline activity have resulted in increased orders recently of our energy related products, and an expected increase in volume during the fourth quarter of 2021 is well supported by a solid backlog of orders.”

Third Quarter Results

The Company reported revenue of $25.7 million for the third quarter of 2021, compared to $22.2 million for the prior-year period. Additionally, the Company reported net income of $0.3 million for the third quarter of 2021, or $0.01 per diluted share, compared to net income of $3.5 million, or $0.17 per diluted share, for the prior-year period. Results for the quarter ended October 4, 2020, include an income tax benefit of $3.2 million, primarily from the release of a valuation allowance on certain foreign deferred tax assets.

For the nine months ended October 3, 2021, the Company reported revenue of $71.6 million compared with $61.7 million for the first nine months of 2020. The Company reported net income for the nine-month period of $2.5 million, or $0.11 per diluted share, compared with $2.8 million, or $0.14 per diluted share, for the prior-year period. Results for the nine months ended October 3, 2021, include the recognition of a $3.6 million gain on the forgiveness of the Company’s PPP loan. Results for the nine months ended October 4, 2020, include net gains of $0.8 million from the sale of idle assets by Sypris Technologies and an income tax benefit of $3.2 million, primarily from the release of a valuation allowance on certain foreign deferred tax assets.

Sypris Technologies

Revenue for Sypris Technologies was $16.7 million in the third quarter of 2021 compared to $12.1 million for the prior-year period, reflecting the positive impact of new programs and the strength of the commercial vehicle market, partially offset by decreased energy related product sales. Gross profit for the third quarter of 2021 was $2.1 million, or 12.6% of revenue, compared to $1.9 million, or 15.8% of revenue, for the same period in 2020. Gross profit for the third quarter of 2021 was negatively impacted by product mix, increased operating supply spend and equipment maintenance expenses as we prepare for higher production levels anticipated in 2022.

Sypris Electronics

Revenue for Sypris Electronics was $9.0 million in the third quarter of 2021 compared to $10.1 million for the prior-year period. Shipments during the third quarter of 2021 were lower than the prior-year period as production tapered down on a limited rate production contract for a key program that is expected to ramp up beginning late in the fourth quarter as full rate production is launched. Certain programs have also been impacted by material availability, as receipts of a limited number of specific parts necessary to complete the build of the products were delayed or, in other instances, required us to resource and obtain alternative parts or use alternative suppliers. Gross profit for the third quarter of 2021 was $1.9 million, or 20.8% of revenue, compared to $1.6 million, or 16.2% of revenue, for the same period in 2020 due to a more favorable mix.

Outlook

Commenting on the future, Mr. Gill added, “While challenging supply chain conditions impacted our third-quarter results and forecast for the remainder of the year, the overall outlook for the U.S. economy remains positive. Demand is up considerably year-over-year from customers serving the automotive, commercial vehicle and sport utility markets, with Class 8 forecasts showing year-over-year production increases of over 22.9% for 2021, 18.3% in 2022 and an additional 15.5% in 2023. Similarly, demand from customers in the defense and communications sector remains robust. While the energy market continues to be volatile, we continue to secure new orders on important projects around the world.

“We expect the significant growth in orders and strength of our markets to have a substantial impact on our financial results through the remainder of the year and into 2022, with strong increases in revenue, margins and income forecast for the period and continuing going forward.

“We have updated our outlook to include a 20-25% growth in the Company’s top line in 2021, which is down from our previous guidance. Gross margin is forecast to expand in the fourth quarter 400-500 basis points over the comparable period in 2020, which is expected to contribute to strong double-digit percentage growth in cash flow generated from operations for the full year.

“As we close out this year and prepare for 2022, we remain focused on meeting the important needs of our customers who serve defense, communications, energy, transportation, and other critical infrastructure industries. In our initial outlook for 2022, we expect the top line to increase 25% year-over-year as a result of the combined strength of our backlog for Sypris Electronics, the Class 8 industry production forecasts and improving market conditions for our energy products. We also expect to achieve further gross margin expansion in the range of 200 basis points in 2022, while cash flow from operations is forecast to materially increase year-over-year.”

About Sypris Solutions

Sypris Solutions is a diversified provider of truck components, oil and gas pipeline components and aerospace and defense electronics. The Company produces a wide range of manufactured products, often under multi-year, sole-source contracts. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Such statements may relate to projections of the company’s revenue, earnings, and other financial and operational measures, our liquidity, our ability to mitigate or manage disruptions posed by the current coronavirus disease (“COVID-19”), and the impact of COVID-19 and economic conditions on our future operations, among other matters. The COVID-19 pandemic has resulted, and is likely to continue to result, in significant economic disruption and has and will likely adversely affect our business. The Company has continued to operate at each location and sought to remain compliant with government regulations imposed due to the COVID-19 pandemic.

Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: the impact of COVID-19 and economic conditions on our future operations; possible public policy response to the pandemic, including legislation or restrictions that may impact our operations or supply chain; the impact of potential U.S. Government COVID-19 vaccine mandates on our ability to attract and retain employees and on our business and results of operations; our failure to successfully complete final contract negotiations with regard to our announced contract “orders”, “wins” or “awards”; our failure to successfully win new business; the termination or non-renewal of existing contracts by customers; our failure to achieve and maintain profitability on a timely basis by steadily increasing our revenues from profitable contracts with a diversified group of customers, which would cause us to continue to use existing cash resources or require us to sell assets to fund operating losses; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; volatility of our customers’ forecasts especially in the commercial truck markets and our contractual obligations to meet current scheduling demands and production levels (especially in our Toluca Plant), which may negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers, and in turn cause increases in our inventory and working capital levels; cost, quality and availability or lead times of raw materials such as steel, component parts (especially electronic components), natural gas or utilities; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including the impact of tariffs, product recalls or related liabilities, employee training, working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; dependence on, retention or recruitment of key employees and distribution of our human capital; inaccurate data about markets, customers or business conditions; disputes or litigation involving governmental, supplier, customer, employee, creditor, stockholder, product liability, warranty or environmental claims; the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; our ability to comply with the requirements of the SBA and maintain forgiveness of all or a portion of our Paycheck Protection Program loan; our inability to develop new or improved products or new markets for our products; our reliance on a few key customers, third party vendors and sub-suppliers; inventory valuation risks including excessive or obsolescent valuations or price erosions of raw materials or component parts on hand or other potential impairments, non-recoverability or write-offs of assets or deferred costs; other potential weaknesses in internal controls over financial reporting and enterprise risk management; failure to adequately insure or to identify product liability, environmental or other insurable risks; unanticipated or uninsured disasters, public health crises, losses or business risks; unanticipated or uninsured product liability claims; the costs of compliance with our auditing, regulatory or contractual obligations; labor relations; strikes; union negotiations; pension valuation, health care or other benefit costs; costs associated with environmental claims relating to properties previously owned; our inability to patent or otherwise protect our inventions or other intellectual property from potential competitors; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; our reliance on revenues from customers in the oil and gas and automotive markets, with increasing consumer pressure for reductions in environmental impacts attributed to greenhouse gas emissions and increased vehicle fuel economy; U.S. government spending on products and services that Sypris Electronics provides, including the timing of budgetary decisions; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; risks of foreign operations; currency exchange rates; war, terrorism, or political uncertainty; cyber security threats and disruptions; our ability to maintain compliance with the Nasdaq listing standards minimum closing bid price; risk related to owning our common stock including increased volatility; or unknown risks and uncertainties. We undertake no obligation to update our forward-looking statements, except as may be required by law.

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	October 3,	October 4,
	2021	2020
	(Unaudited)
Revenue	$25,683	$22,154
Net income	$294	$3,495
Income per common share:
Basic	$0.01	$0.17
Diluted	$0.01	$0.17
Weighted average shares outstanding:
Basic	21,536	21,064
Diluted	22,940	21,080

	Nine Months Ended
	October 3,	October 4,
	2021	2020
	(Unaudited)
Revenue	$71,634	$61,732
Net income	$2,487	$2,842
Income per common share:
Basic	$0.12	$0.14
Diluted	$0.11	$0.14
Weighted average shares outstanding:
Basic	21,522	21,026
Diluted	22,994	21,026

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	October 3,	October 4,	October 3,	October 4,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
Net revenue:
Sypris Technologies	$16,693	$12,072	$47,022	$33,234
Sypris Electronics	8,990	10,082	24,612	28,498
Total net revenue	25,683	22,154	71,634	61,732
Cost of sales:
Sypris Technologies	14,584	10,165	41,233	28,605
Sypris Electronics	7,121	8,450	20,298	23,742
Total cost of sales	21,705	18,615	61,531	52,347
Gross profit:
Sypris Technologies	2,109	1,907	5,789	4,629
Sypris Electronics	1,869	1,632	4,314	4,756
Total gross profit	3,978	3,539	10,103	9,385
Selling, general and administrative	3,007	2,695	9,305	9,124
Operating income	971	844	798	261
Interest expense, net	211	216	644	636
Other expense (income), net	132	372	498	(114)
Forgiveness of PPP Loan and related interest	-	-	(3,599)	-
Income (loss) before taxes	628	256	3,255	(261)
Income tax expense (benefit), net	334	(3,239)	768	(3,103)
Net income	$294	$3,495	$2,487	$2,842
Income per common share:
Basic	$0.01	$0.17	$0.12	$0.14
Diluted	$0.01	$0.17	$0.11	$0.14
Dividends declared per common share	$-	$-	$-	$-
Weighted average shares outstanding:
Basic	21,536	21,064	21,522	21,026
Diluted	22,940	21,080	22,994	21,026

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	October 3,	December 31,
	2021	2020
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$11,101	$11,606
Accounts receivable, net	11,463	7,234
Inventory, net	27,438	16,236
Other current assets	5,780	4,360
Total current assets	55,782	39,436
Property, plant and equipment, net	11,239	10,161
Operating lease right-of-use assets	5,439	6,103
Other assets	4,169	5,008
Total assets	$76,629	$60,708
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,855	$6,734
Accrued liabilities	16,215	13,409
Operating lease liabilities, current portion	1,037	965
Finance lease obligations, current portion	453	393
Equipment financing obligations, current portion	307	-
Note payable - PPP Loan, current portion	-	1,186
Note payable - related party, current portion	2,500	-
Total current liabilities	33,367	22,687

Operating lease liabilities, net of current portion	5,152	5,941
Finance lease obligations, net of current portion	1,712	1,927
Equipment financing obligations, net of current portion	760	-
Note payable - PPP Loan, net of current portion	-	2,372
Note payable - related party, net of current portion	3,983	6,477
Other liabilities	14,874	6,529
Total liabilities	59,848	45,933
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized;
no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares
authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares
authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized;
21,743,567 shares issued and 21,743,548 outstanding in 2021 and
21,302,194 shares issued and 21,300,958 outstanding in 2020	217	213
Additional paid-in capital	154,969	155,025
Accumulated deficit	(113,278)	(115,765)
Accumulated other comprehensive loss	(25,127)	(24,698)
Treasury stock, 19 and 1,236 in 2021 and 2020, respectively	-	-
Total stockholders’ equity	16,781	14,775
Total liabilities and stockholders’ equity	$76,629	$60,708

Note: The balance sheet at December 31, 2020, has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Nine Months Ended
	October 3,	October 4,
	2021	2020
	(Unaudited)
Cash flows from operating activities:
Net income	$2,487	$2,842
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	1,944	1,883
Forgiveness of PPP Loan and related interest	(3,599)	-
Deferred income taxes	755	(3,257)
Stock-based compensation expense	351	335
Deferred loan costs recognized	5	11
Net loss (gain) on the sale of assets	11	(813)
Provision for excess and obsolete inventory	134	222
Non-cash lease expense	664	699
Other noncash items	93	72
Contributions to pension plans	(283)	(34)
Changes in operating assets and liabilities:
Accounts receivable	(4,256)	(1,158)
Inventory	(11,312)	2,409
Prepaid expenses and other assets	(1,197)	(983)
Accounts payable	6,355	(1,036)
Accrued and other liabilities	10,005	(1,114)
Net cash provided by operating activities	2,157	78
Cash flows from investing activities:
Capital expenditures	(1,829)	(1,151)
Proceeds from sale of assets	10	1,969
Net cash (used in) provided by investing activities	(1,819)	818
Cash flows from financing activities:
Principal payments on finance lease obligations	(359)	(623)
Principal payments on equipment financing obligations	(132)	-
Proceeds from Paycheck Protection Program loan	-	3,558
Indirect repurchase of shares for minimum statutory tax withholdings	(405)	(33)
Net cash (used in) provided by financing activities	(896)	2,902
Effect of exchange rate changes on cash balances	53	(599)
Net (decrease) increase in cash and cash equivalents	(505)	3,199
Cash and cash equivalents at beginning of period	11,606	5,095
Cash and cash equivalents at end of period	$11,101	$8,294

Contacts

Anthony C. Allen
Chief Financial Officer
(502) 329-2000